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                                                                     Exhibit 5.5

                       [MCDANIEL & ASSOCIATES LETTERHEAD]





December 13, 2004


PARAMOUNT RESOURCES LTD.
4700 Bankers Hall West
888 - 3rd Street S.W.
Calgary, Alberta T2P 5C5
Canada


Ladies and Gentlemen:

RE:  PARAMOUNT RESOURCES LTD. REGISTRATION STATEMENT ON FORM F-10

We hereby consent to the references to our firm name and to the incorporation by reference of our reports "Paramount Resources Ltd., Evaluation of Oil & Gas Reserves, Based on Forecast Prices and Costs, As of December 31, 2003" and "Paramount Resources Ltd., Evaluation of Oil & Gas Reserves, Based on Constant Prices and Costs, As of December 31, 2003", both dated February 24, 2004 and "Paramount Resources Ltd., EnCana's Marten Creek Sales Package, Evaluation of Natural Gas Reserves, Based on GLJ April 2004 Forecast Prices and Costs, As of July 1, 2004" and "Paramount Resources Ltd., EnCana's Marten Creek Sales Package, Evaluation of Natural Gas Reserves, Based on June 30, 2004 Constant Prices and Costs, As of July 1, 2004", both dated December 9, 2004 in Paramount Resources Ltd.'s Registration Statement on Form F-10 relating to the offering Debt Securities.

Sincerely,

MCDANIEL & ASSOCIATES CONSULTANTS LTD.




"signed by P. A. Welch"
-----------------------------
P. A. Welch, P. Eng.
Executive Vice President





 Suite 2200, Bow Valley Square 3, 255-5th Avenue S.W., Calgary, Alberta T2P 3G6
       Tel: (403) 262-5506 Fax: (403) 233-2744 Email: mcdaniel@mcdan.com
                             Website:www.mcdan.com